G Brad Beckstead
Certified Public Accountant

                                                330 E. Warm Springs Rd.
                                                Las Vegas, NV 89119
                                                702.257.1984
                                                702.362.0540 fax

March 20, 2002

RE: Dicut, Inc. Form S-8 (Registration No. 333-83386)

To Whom It May Concern:

I hereby consent to the reference to my firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 1,200,000 Shares of Common stock of Dicut, Inc. under the "2002 Employee, Consultant and Advisor Stock Compensation Plan," the "Stock Payment Agreement" and the "Dicut, Inc. 2002 Stock Option Plan," and to the incorporation by reference therein of my report dated May 24, 2001, with respect to the financial statements of the Company included in its annual report and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA